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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          Date of Report: May 26, 2000

                    PRINCETON DENTAL MANAGEMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


DELAWARE                           0-20222                      36-3484607
(State or                          (Commission                  (I.R.S.
Other Jurisdiction                 File Number)                 Employer
of Incorporation)                                               Identification
                                                                No.)

                  7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                    (Address of Principal Executive Offices)

                                 (708) 974-4000
              (Registrant's Telephone Number, including Area Code)
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                    PRINCETON DENTAL MANAGEMENT CORPORATION

Item 3. Bankruptcy or Receivership.

     Effective as of October 1, 1999, Princeton Dental Management Corporation ("PDMC"), along with all of its operating subsidiaries, filed a voluntary petition in the United States Bankruptcy Court for the Middle District of Florida pursuant to Chapter 11 of the United States Bankruptcy Code (Case No. 99-16012-BC1). On April 4, 2000, the Court ordered the substantive consolidation of these cases.

     On or about April 27, 2000, Soneet R. Kapila was appointed as the Chapter 11 Trustee in these substantively consolidated Chapter 11 cases.

Dated: May 26, 2000

PRINCETON DENTAL MANAGEMENT CORPORATION



By: /s/ Soneet R. Kapila
    ------------------------------------
    Soneet R. Kapila, Chapter 11 Trustee